Exhibit 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional advisor.

SOUTHSIDE BANCSHARES, INC.

Letter of Transmittal

For Tender of All Unregistered Outstanding

3.875% Fixed-to-Floating Rate Subordinated Notes due 2030

in Exchange for Registered

3.875% Fixed-to-Floating Rate Subordinated Notes due 2030

The Exchange Offer will expire at 5:00 p.m., Eastern Standard Time, on March 5, 2021, unless extended (the “Expiration Date”). Old Notes (defined below) tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date, but not thereafter.

The Exchange Agent for the Exchange Offer is:

UMB Bank, National Association

Deliver to:

By Hand, Overnight Delivery or Mail:

UMB Bank, National Association

Attention: Damien Daley, Corporate Trust Services

5910 N. Central Expressway, Suite 1900

Dallas, Texas 75206

By Facsimile Transmission (Eligible Institutions Only):

(214) 389-5949

Confirm by Telephone:

(214) 389-5941

For Information Call:

(214) 389-5941

The instructions accompanying this letter of transmittal should be read carefully before you tender your Old Notes (as defined below). A defective tender of your Old Notes will not constitute valid delivery. We may waive defects and irregularities with respect to your tender of Old Notes, but we are not required to do so and may not do so.

The undersigned is a holder of an unregistered, issued and outstanding 3.875% Fixed-to-Floating Rate Subordinated Note due 2030 (Accredited Investor CUSIP: 84470P AE9; QIB CUSIP: 84470P AD1) (an “Old Note”) issued by Southside Bancshares, Inc. (the “Issuer”) under that certain indenture, dated as of November 6, 2020 (as supplemented, amended and modified, the “Indenture”), between the Issuer and UMB Bank, National Association, as trustee.

The undersigned hereby acknowledges receipt and review of the prospectus, dated as of         , 2021 (the “Prospectus”), of the Issuer and this letter of transmittal. These two documents together constitute the offer by the Issuer to exchange its 3.875% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “New Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Issuer’s Old Notes. The offer to exchange the New Notes for the Old Notes is referred to as the “Exchange Offer.”

Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Prospectus.

The Issuer reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. The Issuer shall notify the Exchange Agent and each registered holder of the Old Notes of any such extension by oral or written notice no later than 5:00 p.m., Eastern Standard Time, on the next business day after the previously scheduled Expiration Date.

Tender of the Old Notes is to be made by book-entry transfer to the Exchange Agent’s account at the Depository Trust Company (“DTC”), by executing the tender through the DTC “Automated Tender Offer Program” (“ATOP”). DTC participants that are tendering Old Notes pursuant to an Exchange Offer must transmit their acceptance through ATOP to DTC, which will edit and verify the acceptance and send a computer generated message known as an “agent’s message” to the Exchange Agent for its acceptance. Accordingly, this letter of transmittal need not be completed by holders tendering through ATOP. However, each holder will be bound by the terms of this letter of transmittal and the terms of the Exchange Offer, as described in the Prospectus, and this letter of transmittal, and will be deemed to have made the acknowledgements and the representations and warranties contained in this letter of transmittal. Delivery by a holder of documents to DTC or Issuer does not constitute valid delivery to the Exchange Agent.

There is no procedure for guaranteed late delivery of the Old Notes in connection with the Exchange Offer.

The Exchange Offer is not being directed to, nor will tenders be accepted from or on behalf of, holders of Old Notes in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

The term “holder” with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the registrar for the Old Notes or any person who holds Old Notes and has obtained a properly completed bond power from the registered holder of such Old Notes.

Please read this entire letter of transmittal and the Prospectus, including the information incorporated by reference therein, carefully before tendering your Old Notes. The instructions included with this letter of transmittal must be followed. Questions and requests for assistance or for additional copies of the Prospectus and this letter of transmittal may be directed to the Exchange Agent. See Instruction 9 of this letter of transmittal.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Subject to the terms and conditions of the Exchange Offer, the undersigned hereby tenders to the Issuer for exchange the principal amount of Old Notes credited by the undersigned to the Exchange Agent’s account at DTC using ATOP. Subject to and effective upon the acceptance for exchange of the principal amount of Old Notes tendered in accordance with this letter of transmittal, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Issuer all right, title and interest in and to such Old Notes tendered for exchange hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact for the undersigned (with full knowledge that such Exchange Agent also acts as the agent for the Issuer in connection with the Exchange Offer and as trustee under the Indenture) with respect to the tendered Old Notes with full power of substitution to:

•	deliver such Old Notes to the Issuer and deliver all accompanying evidences of transfer and authenticity; and

•	present such Old Notes for transfer on the books of the Issuer and receive all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes, all in accordance with the terms of the Exchange Offer.

The power of attorney granted in this paragraph shall be deemed to be irrevocable and coupled with an interest.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, assign and transfer the Old Notes tendered hereby and to acquire the New Notes issuable upon the exchange of such tendered Old Notes, and that the Issuer will acquire good and unencumbered title to such Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right, when the same are accepted for exchange by the Issuer.

The undersigned acknowledges that the Exchange Offer is being made in reliance upon interpretations set forth in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), Mary Kay Cosmetics, Inc. (available June 5, 1991), Shearman & Sterling (available July 2, 1993) and other similar no-action letters (the “Prior No-Action Letters”), and that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by a holder thereof (other than any holder that is a broker-dealer who purchased Old Notes directly from the Issuer for resale pursuant to Rule 144A under the Securities Act or another exemption under the Securities Act and any holder that is an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act (except for prospectus delivery obligations applicable to certain broker-dealers), provided that such New Notes are acquired in the ordinary course of such holder’s business and such holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of such New Notes. The SEC has not, however, considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as it has in other circumstances.

The undersigned hereby further represents to the Issuer that (i) any New Notes received in exchange for Old Notes are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not the undersigned, (ii) neither the undersigned nor any such other person has any arrangement or understanding with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act and (iii) neither the undersigned nor any such other person is an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act, or if any such person is an “affiliate,” such person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

The undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If the undersigned is a broker-dealer, it represents that it will receive New Notes in exchange for Old Notes that were acquired for its own account as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. If the undersigned is a broker-dealer, the undersigned represents that it did not purchase the Old Notes to be exchanged for the New Notes from the Issuer. Additionally, the undersigned represents that it is not acting on behalf of any person who could not truthfully and completely make the foregoing representations and the representations in the immediately preceding paragraph.

The undersigned acknowledges that if the undersigned is tendering Old Notes in the Exchange Offer with the intention of participating in any manner in a distribution of the New Notes:

•	the undersigned cannot rely on the position of the staff of the SEC set forth in the Prior No-Action Letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes, in which case the registration statement must contain the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K promulgated by the SEC; and

•	failure to comply with such requirements in such instance could result in the undersigned incurring liability for which the undersigned is not indemnified by the Issuer.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Issuer to be necessary or desirable to complete the exchange, assignment and transfer of the Old Notes tendered hereby.

For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted for exchange validly tendered Old Notes when, as and if the Issuer gives oral or written notice thereof to the Exchange Agent. Any tendered Old Notes that are not accepted for exchange pursuant to the Exchange Offer for any reason will be returned, without expense, to the undersigned promptly after the Expiration Date or the Issuer’s withdrawal of the Exchange Offer, as applicable.

All authority conferred or agreed to be conferred by this letter of transmittal shall not be affected by, and shall survive, the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this letter of transmittal shall be binding upon the undersigned’s successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives. This tender may be withdrawn only in accordance with the procedures set forth in the Prospectus under the caption “The Exchange Offer – Withdrawal of Tenders.”

The undersigned acknowledges that the acceptance by the Issuer of properly tendered Old Notes pursuant to the procedures described in the Prospectus under the caption “The Exchange Offer – Procedures for Tendering Old Notes” and in the instructions hereto will constitute a binding agreement between the undersigned, on the one hand, and the Issuer, on the other hand, upon the terms and subject to the conditions of the Exchange Offer.

The Exchange Offer is subject to certain conditions set forth in the Prospectus under the caption “The Exchange Offer – Conditions.” The undersigned recognizes that as a result of these conditions (which may be waived, in whole or in part, by the Issuer), the Issuer may not be required to exchange any of the Old Notes tendered hereby.

New Notes and Old Notes not tendered or accepted for exchange will be issued in the name of the undersigned. Similarly, New Notes and Old Notes not tendered or accepted for exchange will be delivered, without expense, to the undersigned’s account at DTC or such other account as designated herein, pursuant to the book-entry transfer procedures described in the Prospectus, after the expiration or termination of the Exchange Offer.

By crediting the Old Notes to the Exchange Agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer, the DTC participant confirms and agrees to be bound by, on behalf of itself and the beneficial owners of such Old Notes, all provisions of this letter of transmittal (including all acknowledgements, representations and warranties contained herein) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this letter of transmittal to the Exchange Agent.

INSTRUCTIONS TO LETTER OF TRANSMITTAL

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Book Entry Confirmations. For a holder to properly tender Old Notes in book-entry form pursuant to the Exchange Offer and to obtain New Notes, (1) the Exchange Agent must receive a properly transmitted “agent’s message” (as defined in the Prospectus under “The Exchange Offer—Procedures for Tendering Old Notes”) through ATOP prior to 5:00 p.m., Eastern Standard Time on the Expiration Date and (2) the Exchange Agent must receive a timely confirmation of a book-entry tender of such Old Notes into its account at DTC through ATOP pursuant to the procedure for book-entry transfer through DTC described in the Prospectus under “The Exchange Offer—Procedures for Tendering Old Notes” prior to 5:00 p.m., Eastern Standard Time on the Expiration Date. Upon expiration or termination of the exchange offer, the Exchange Agent will exchange all Old Notes validly tendered and accepted and not validly withdrawn for an equal principal amount of New Notes.

THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER AND DELIVERY WILL BE DEEMED TO BE MADE ONLY IF AND WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, HOLDERS SHOULD USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, HOLDERS SHOULD ALLOW FOR SUFFICIENT TIME TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE AND PROPER INSURANCE SHOULD BE OBTAINED. HOLDERS MAY REQUEST THEIR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE TO EFFECT THESE TRANSACTIONS ON THEIR BEHALF. HOLDERS SHOULD NOT SEND ANY DOCUMENTS TO THE ISSUER.

2. Tender by Holder. Only a registered holder of Old Notes (or the legal representative or attorney-in-fact of such registered holder) may tender such Old Notes in the Exchange Offer. Any beneficial holder of Old Notes who is not the registered holder and who wishes to tender should promptly arrange with the registered holder to tender the Old Notes on his, her or its behalf or must, prior to tendering his, her or its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder’s name or obtain a properly completed bond power from the registered holder.

3. Partial Tender. Tenders of Old Notes will be accepted only in principal amounts equal to at least $100,000 and in integral multiples of $1,000 in excess thereof. The “agent’s message” described above must include the principal amount of Old Notes held by the holder to be tendered. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated in the “agent’s message.” If less than the entire principal amount of any Old Notes is tendered, then Old Notes for the principal amount of the Old Notes not tendered will be returned by credit to the holder’s account at DTC, following the Expiration Date.

4. Transfer Taxes. The Issuer will pay or cause to be paid all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person tendering the Old Notes, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder and the Exchange Agent will retain possession of an amount of New Notes with a face amount at least equal to the amount of such transfer taxes due by such tendering holder pending receipt by the Exchange Agent of the amount of such taxes.

5. Important Tax Information. Under U.S. federal income tax law, a holder of New Notes may be subject to backup withholding on reportable payments received in respect of the New Notes unless the holder provides the Exchange Agent with its correct taxpayer identification number (“TIN”) and certain other information on Internal Revenue Service (“IRS”) Form W-9, which is included herein, or otherwise establishes an exemption. If the Exchange Agent is not provided with the correct TIN or an adequate basis for an exemption, a holder may be subject to a penalty imposed by the IRS, and backup withholding may apply to any reportable payments made to such holder. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely provided to the IRS.

To prevent backup withholding on reportable payments in respect of the New Notes, each holder that is a U.S. person for U.S. federal income tax purposes must provide such holder’s correct TIN by completing the enclosed IRS Form W-9, certifying that (i) the TIN provided on the IRS Form W-9 is correct (or that the holder is awaiting a TIN), (ii) the holder is not subject to backup withholding because (x) the holder is exempt from backup withholding, (y) the holder has not been notified by the IRS that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (z) the IRS has notified the holder that he or she is no longer subject to backup withholding, (iii) the holder is a U.S. person for U.S. federal income tax purposes (including a U.S. resident alien), and (iv) the FATCA code entered on the IRS Form W-9, if any, to indicate that the holder is exempt from FATCA reporting, is correct.

Certain holders (including, among others, corporations and certain non-U.S. persons) are not subject to backup withholding. Exempt U.S. holders should indicate their exempt status on IRS Form W-9 by entering the appropriate exempt payee code. Please see the instructions to the enclosed IRS Form W-9 for more detailed information about how to complete the IRS Form W-9, including information regarding the exempt payee codes.

A non-U.S. holder may qualify as an exempt recipient by submitting to the Exchange Agent a properly completed IRS Form W-8BEN or other appropriate IRS Form W-8, signed under penalties of perjury, attesting to that holder’s exempt status. Non-U.S. holders are urged to consult with their tax advisors to determine which IRS Form W-8 is appropriate. The applicable IRS Form W-8 can be obtained from the Exchange Agent or the IRS website at www.irs.gov.

6. Validity of Tenders. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Issuer in its sole discretion, which determination will be conclusive, final and binding. The Issuer reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Issuer’s acceptance of which would, in the opinion of the Issuer’s counsel, be unlawful. The Issuer also reserves the right to waive any conditions of the Exchange Offer or defects or irregularities of tenders as to particular Old Notes. The Issuer’s interpretation of the terms and conditions of the Exchange Offer (including the instructions in this letter of transmittal) shall be conclusive, final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuer shall determine. Neither the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes nor shall any of them incur any liability for failure to give such notification. Each tendering holder, by delivery of an agent’s message, waives any right to receive any notice of the acceptance of such tender.

7. Waiver of Conditions. The Issuer reserves the absolute right to waive, in whole or in part, any of the conditions to the Exchange Offer set forth in the Prospectus.

8. No Conditional Tender. No alternative, conditional, irregular or contingent tender of Old Notes will be accepted.

9. Requests for Assistance or Additional Copies. Questions and requests for assistance or for additional copies of the Prospectus or this letter of transmittal may be directed to the Exchange Agent at the address or facsimile number set forth on the cover page of this letter of transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

10. Withdrawal. Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “The Exchange Offer – Withdrawal of Tenders.” For a withdrawal of tendered Old Notes to be effective, the Exchange Agent must receive, prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date, a computer generated notice of withdrawal, transmitted on behalf of the holder in accordance with the appropriate procedures of DTC’s ATOP system. Any such notice of withdrawal must (1) specify the name of the tendering holder of Old Notes to be withdrawn, (2) specify the principal amount of the Old Notes delivered for exchange, (3) specify the name and number of the account at DTC to be credited with the withdrawn Old Notes, (4) include a statement that such holder is withdrawing its election to have the Old Notes exchanged, and (5) otherwise comply with the procedures of DTC.

IMPORTANT: The Old Notes must be received by the Exchange Agent prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date. Further, by using DTC’s ATOP procedures to tender and exchange Old Notes, you will not be required to deliver this letter of transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.